                                   EXHIBIT 11

                        FIRST USA, INC. AND SUBSIDIARIES
                       COMPUTATION OF NET INCOME PER SHARE
                       THREE MONTHS ENDED SEPTEMBER, 1996

                  (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                   Three Months Ended September 30,
                                                   --------------------------------
                                                          1996          1995

                                                      -----------    -----------
Primary
-------
Net income                                            $    64,056    $    54,895
                                                      ===========    ===========
Weighted average common and common
  equivalent shares outstanding
      Average common shares outstanding                60,739,156     58,947,192
      Common stock equivalents:
         Stock options                                  2,231,186      2,635,976
         Mandatory convertible preferred stock          4,791,475      4,791,475
                                                      -----------    -----------
      Weighted average common and common
         equivalent shares                             67,761,817     66,374,643
                                                      ===========    ===========

Net income per share                                  $      0.95    $      0.83
                                                      ===========    ===========

Fully diluted
-------------
Net income                                            $    64,056    $    54,895
                                                      ===========    ===========
Weighted average common and common
   equivalent shares outstanding
      Average common shares outstanding                60,739,156     58,947,192
      Common stock equivalents:
         Stock options                                  2,386,318      2,917,256
         Mandatory convertible preferred stock          4,791,475      4,791,475
                                                      -----------    -----------
      Weighted average common and common
         equivalent shares                             67,916,949     66,655,923
                                                      ===========    ===========

Net income per share assuming full dilution           $      0.94    $      0.82
                                                      ===========    ===========

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